                                                                     EXHIBIT 4.5


                          1995 OMNIBUS INCENTIVE PLAN

                             OF ETEC SYSTEMS, INC.
                             ---------------------

     ARTICLE 1.  INTRODUCTION
     ----------  ------------

     The Plan was adopted by the Board of Directors on July 18, 1995, effective June 1, 1995. The Company's stockholders subsequently approved the Plan at the annual meeting of stockholders on September 12, 1995, subject to the Company becoming a registered company under section 12 of the Exchange Act. The Company became a company registered under section 12 of the Exchange Act on October 27, 1995.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees and (c) linking the interests of Key Employees directly to those of shareholders through increased stock ownership. The Plan provides for Awards in the form of Restricted Shares, Stock Units, or Options (which may constitute incentive stock options or non-statutory stock options).

     The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

     ARTICLE 2.  DEFINITIONS
     ----------  -----------

          2.1  "Affiliate" means any entity other than a subsidiary, if the
                ---------
Company and/or one or more Subsidiaries own not less than 50% of such entity.

          2.2  "Award" means any award of an Option, a Restricted Share or a
                -----
Stock Unit under the Plan. Awards may be made in any combination of NSO, Restricted Shares or Stock Units.

          2.3  "Board of Directors" means the Company's Board of Directors, as
                ------------------
constituted from time to time.

          2.4  "Change in Control" means the shareholders of the Company approve
                -----------------
a merger or consolidation of the Company with, or the sale of substantially all the Company's assets to, any other person or corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

     Any other provision of this Section 2.4 notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Company:
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               (a)  A transaction, the sole purpose of which is to change the state of the Company's incorporation; or

               (b) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Plan and all outstanding Awards.

          2.5  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          2.6  "Committee" means a committee of the Board of Directors, as
                ---------
described in Article 3.

          2.7  "Company" means ETEC Systems, Inc., a Nevada corporation.
                -------

          2.8  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          2.9  "Exercise Price" means the amount for which one Share may be
                --------------
purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

          2.10 "Fair Market Value" means (a) the closing price of a Share on
                -----------------
the principal exchange on which the Shares are trading, on the date on which the Fair Market Value is determined, or (b) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the closing price on the date on which the Fair Market Value is determined, or (c) if the Shares are not traded on an exchange or quoted on the NASDAQ or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street
                                                                ---------------
Journal.  Determinations of Fair Market Value shall be conclusive and binding on
-------
all persons.

          2.11 "ISO" means an incentive stock option described in section 422(b)
                ---
of the Code.

          2.12 "Key Employee" means (a) a common-law employee of the Company, a
                ------------
Parent, a Subsidiary or an Affiliate or (b) a consultant or adviser who provides services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Section 5.3.

          2.13 "NSO" means an employee stock option not described in sections
                ---
422 or 423 of the Code.

                                      -2-
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          2.14 "Option" means an ISO or NSO granted under the Plan and
                ------
entitling the holder to purchase one Share.

          2.15 "Optionee" means an individual or estate who holds an Option.
                --------

          2.16 "Outside Director" shall mean a member of the Board of Directors
                ----------------
who is not a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

          2.17 "Parent" means any corporation (other than the Company) in an
                ------
unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

          2.18 "Participant" means an individual or estate who holds an Award.
                -----------

          2.19 "Plan" means this 1995 Omnibus Incentive Plan of ETEC Systems,
                ----
Inc, as it may be amended from time to time.

          2.20 "Restricted Share" means a Share awarded under the Plan.
                ----------------

          2.21 "Share" means one share of the common stock of the Company.
                -----

          2.22 "Stock Award Agreement" means the agreement between the Company
                ---------------------
and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

          2.23 "Stock Option Agreement" means the agreement between the Company
                ----------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

          2.24 "Stock Unit" means a bookkeeping entry representing the
                ------------------------------------------------------
equivalent of one Share, as awarded under the Plan.
--------------------------------------------------

          2.25 "Subsidiary" means any corporation (other than the Company) in
                ----------
an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     ARTICLE 3.  ADMINISTRATION
     ----------

          3.1  Committee Composition. The Plan shall be administered by the
               ---------------------
Committee.

               (a) Except as provided in Subsection (b), the Board of Directors shall appoint a Committee to administer the Plan consisting of two or more Outside Directors of the

                                      -3-
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Company and meeting such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b3 (or its successor) under the Exchange Act.

               (b) The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the company who need not be Outside Directors, who may administer the Plan with respect to Kay Employees who are not officers or directors of the Company, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

          3.2  Committee Responsibilities.  The Committee shall (a) select the
               --------------------------
Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards,
(c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     ARTICLE 4.  SHARES AVAILABLE FOR GRANTS
     ----------  ---------------------------

          4.1  Basic Limitation.  Shares issued pursuant to the Plan shall be
               ----------------
authorized but unissued Shares and Shares acquired in the open market. The aggregate number of Shares reserved for award as Restricted Shares, Stock Units, and Options shall be 4,775,000 Shares, provided that no more than 10% of the preceding amount may be awarded as Restricted Shares. Any Shares that have been reserved but not awarded as Restricted Shares, Stock Units, and Options during any calendar year shall remain available for award in any subsequent calendar year. The limitations of this Section 4.1 shall be subject to adjustment pursuant to Article 10.

          4.2  Additional Shares.  If Stock Units or Options are forfeited or if
               -----------------
Options terminate for any other reason before being exercised, then such Stock Units or Options shall again become available for Awards under the Plan. If Restricted Shares are forfeited before any dividends have been paid with respect to such Restricted Shares, then such Restricted Shares shall again become available for Awards under the Plan. In addition, any Shares previously issued under the Plan and repurchased by the Company shall again become available for Awards under the Plan.

          4.3  Dividend.  Any dividend equivalents distributed under the Plan
               --------
shall not be applied against the number of Restricted Shares, Stock Units, or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     ARTICLE 5.  ELIGIBILITY
     ----------  -----------

          5.1  General Rules.  Only Key Employees shall be eligible for
               -------------
designation as Participants by the Committee.

          5.2  Outside Directors.  Outside Directors are not eligible for Awards
               -----------------
under this Plan.

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          5.3  Incentive Stock Options.  Only Key Employees who are common-law
               -----------------------
employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Independent contractors and consultants are not eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

     ARTICLE 6.  OPTIONS
     ----------  -------

          6.1  Stock Option Agreement.  Each grant of an Option under the Plan
               ----------------------
shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, as determined by the Committee. The Stock Option Agreement shall specify whether or to what extent the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          6.2  Number of Shares.  Each Stock Option Agreement shall specify the
               ----------------
number of Shares subject to the Option subject to the adjustment of such number in accordance with Article 10. Options granted to an Optionee in a single calendar year shall in no event pertain to more than 100,000 Shares, subject to adjustment in accordance with Article 10.

          6.3  Exercise Price. Each Stock Option Agreement shall specify the
               --------------
Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant (or, for a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries, 110% of the Fair Market Value of a Share on the date of grant.)

          6.4  Exercisability and Term.  Each Stock Option Agreement shall
               -----------------------
specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an option shall in no event exceed 10 years from the date of grant (or, for a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries, five years from the date of grant). Options may not be exercised more than one year from the date of termination if the termination was caused by death or disability and more than 60 days from the date of termination if the termination was for any other reason. The vesting of any Option shall be determined by the Committee in its sole discretion, provided, however, that no Option is exercisable less than six months after the grant date, subject to the following exceptions: the Option shall be immediately exercisable in the event of the Optionee terminates employment as a result of his or her death or a disability that the Committee finds is a total and permanent disability. Otherwise, the Stock Option Agreement may provide for (1) accelerated exercisability in the event of the Optionee's retirement or (2) that such Option shall become fully exercisable as to all Shares subject to such Option in the event of a Change in Control.

          6.5  Modification of Exercise Price.  Neither the Board of Directors
               ------------------------------
nor the Committee may, without stockholder approval, make any adjustment or amendment to the Exercise

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Price of a ny Option previously awarded under the Plan, whether through amendment, cancellation or replacement grants, or any other means.

     ARTICLE 7.  PAYMENT FOR OPTION
     ----------  ------------------

          7.1  General Rule.  The entire Exercise Price of Shares issued upon
               ------------
exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

               (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 7.

               (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in Section 7.2, 7.3, or 7.4.

          7.2  Surrender of Stock.  To the extent that this Section 7.2 is
               ------------------
applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for more than six months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          7.3  Exercise/Sale.  To the extent that this Section 7.3 is
               -------------
applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          7.4  Exercise/Pledge. To the extent that this Section 7.4 is
               ---------------
applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          7.5  Other Forms of Payment.  Payment may be made in any other form
               ----------------------
that is approved by the Committee and is consistent with applicable laws, regulations and rules.

     ARTICLE 8.  RESTRICTED SHARES AND STOCK UNITS
     ----------  ---------------------------------

          8.1  Time, Amount and Form of Awards.  Awards under the Plan may be
               -------------------------------
granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. The amount of the Restricted Shares granted is limited to 10% of the Shares available for awards under Section 4.1.

          8.2  Payment for Awards.  Awards of Restricted Shares may be made for
               ------------------
no consideration.

          8.3  Vesting Conditions.  Each Award of Restricted Shares or Stock
               ------------------
Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Restricted Share shall not vest less than one year from the grant date if the vesting is based on meeting performance targets established by the Committee, or in all other cases, less than three years from the grant date subject, in both cases, to the following exceptions: A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

          8.4  Form and Time of Settlement of Stock Units.  Settlement of
               ------------------------------------------
vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both. The actual number of Stock Units eligible for settlement may be smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's designated beneficiary or beneficiaries or his or her estate in accordance with Section 14.l.

          8.5  Creditors' Rights.  A holder of Stock Units shall have no rights
               -----------------
other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     ARTICLE 9.   VOTING AND DIVIDEND RIGHTS
     ----------   --------------------------

          9.1  Restricted Shares.  The holders of Restricted Shares awarded
               -----------------
under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Shares available under Article 4.

          9.2  Stock Units.  The holders of Stock Units shall have no voting
               -----------
rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     ARTICLE 10.  PROTECTION AGAINST DILUTION
     -----------  ---------------------------

          10.1  Adjustments.  In the event of a subdivision of the outstanding
                -----------
Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options, Restricted Shares and Stock Units available for future Awards under Article 4, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

          10.2  Reorganizations.  In the event that the Company is a party to a
                ---------------
merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

     ARTICLE 11.   LIMITATION ON RIGHTS
     -----------   --------------------

          11.1  Retention Rights.  Neither the Plan nor any Award granted under
                ----------------
the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, and for any reason, subject to applicable laws, the Company's certificate of incorporation and bylaws and a written employment agreement (if any).

          11.2  Shareholders' Rights.  A Participant shall have no dividend
                --------------------
rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

          11.3  Regulatory Requirements.  Any other provision of the Plan
                -----------------------
notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     ARTICLE 12.  LIMITATION ON PAYMENTS
     -----------  ----------------------

          12.1  Basic Rule.  Any provision of the Plan to the contrary
                ----------
notwithstanding, in the event that the independent auditors most recently selected by the Board of Directors (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

          12.2  Reduction of Payments.  If the Auditors determine that any
                ---------------------
Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

          12.3  Overpayments and Underpayments.  As a result of uncertainty in
                ------------------------------
the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the

Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

          12.4  Related.  For purposes of this Article 12, the term "Company"
                -------
shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

     ARTICLE 13.   WITHHOLDING TAXES
     -----------   -----------------

          13.1  General.  To the extent required by applicable federal, state,
                -------
local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

          13.2  Share Withholding.  The Committee may permit a Participant to
                -----------------
satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

     ARTICLE 14.   ASSIGNMENT OR TRANSFER OF AWARDS
     -----------   --------------------------------

          14.1  General.  Except as provided in Article 14, Subsections (a) and
                -------
(b), below, and Section 14.2, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Article 14 shall be void.

                (a) Each Participant shall designate a beneficiary or beneficiaries to receive or exercise any outstanding Awards at the time of the Participant's death. The designation shall be made on the form prescribed for the purpose by the Company. In the event no beneficiary is designated by the Participant or no designated beneficiary survives the Participant, any outstanding Awards at the time of the Participant's death shall be transferred by will or by the laws of descent and distribution.

                (b) Rights under Awards may be assigned to an Alternate Payee pursuant to a QDRO. The assignment of an Award to an Alternate Payee pursuant to a QDRO shall not be treated as a new grant. The transfer of an ISO to an Alternate Payee may, however, cause it to fail to qualify as an ISO. If an Award is assigned to an Alternate Payee pursuant to a QDRO, the Alternate Payee generally has the same rights as the grantee under the terms of the Plan, except that (1) the Award shall be subject to the same vesting terms and exercise period as if the Award were held by the grantee, (2) an Alternate Payee may not transfer an Award and (3) and Alternate Payee is ineligible for re-load Options. For purposes of the Subsection (b), the word "QDRO" means a court order (1) that recognizes the right of the spouse, former spouse or child (an "Alternate Payee") of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (2) that the Committee determines to be a "qualified domestic relations order," as that term is defined in section 414(p) of the Code, but for the fact that the Plan is not a plan described in section 3(3) of the Employee Retirement Income Security Act of 1974.

          14.2  Trusts.  Neither this Article 14 nor any other provision of the
                ------
Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

     ARTICLE 15.  FUTURE OF THE PLAN
     -----------  ------------------

          15.1  Term of the Plan.  The Plan, as set forth herein, shall become
                ----------------
effective on the date of its adoption by the Board of Directors; provided, however, it is approved by the Company's shareholders within 12 months before or after the date of adoption. In the event the Company's shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any Options granted under the Plan shall be null and void, shares received upon the exercise of such Options shall not be counted in determining whether shareholder approval has been obtained, and no additional Option grants shall be made. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to
Section 15.2. No ISOs shall be granted after May 31, 2005.

          15.2  Amendment or Termination.  The Board of Directors may, at any
                ------------------------
time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent that the amendment materially increases the benefits available under the plan, or as required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                             AMENDMENT NO. 1 TO THE
                               ETEC SYSTEMS, INC.
                          1995 OMNIBUS INCENTIVE PLAN

     ETEC SYSTEMS, INC., having established the Etec Systems, Inc. 1995 Omnibus Incentive Plan (the "Plan"), hereby amends the Plan, effective as of March 29, 2000 as follows:

          1. Article 15 of the Plan is hereby amended in its entirety as follows:

               ARTICLE 15.  TERM OF THE PLAN.  In connection with the merger
               -----------------------------
     (the "Merger") of Etec Systems, Inc. ("Etec") and Boston Acquisition Sub, Inc. ("Boston"), a Nevada corporation and a wholly-owned subsidiary of Applied Materials, Inc. ("AMAT"), Options previously granted to Optionees under the Plan that remain outstanding as of March 29, 2000 (the "Outstanding Options"), have been modified pursuant to the Agreement and Plan of Reorganization and Merger dated as of January 12, 2000 (the "Merger Agreement"), among Etec, Boston and AMAT, so as to be exercisable only into shares of common stock of AMAT, par value $0.01 per share (the "Stock"), all as set forth in the Merger Agreement and subject to its terms and conditions. Effective as of March 29, 2000, except with respect to the Outstanding Options, the Plan is terminated. Accordingly no Shares remain available for future grant under the Plan, other than pursuant to the Outstanding Options.

          2.   Section 2.6 of the Plan is amended in its entirety as follows:

               2.6  "Committee" shall mean the Stock Option and Compensation
                     ---------
     Committee of the Board of Directors of AMAT.

          3.   Section 2.21 of the Plan is amended in its entirety as follows:

               2.21 "Share" means one share of the common stock
                     -----
     of Applied Materials, Inc., a Delaware company.

          4.   Section 3.1 is hereby amended in its entirety to read as follows:

               3.1  Committee.  The Plan shall be administered by the Stock
                    ---------
     Option and Compensation Committee of the Board of Directors of AMAT. As used throughout this Plan, the "Board" and "Committee" shall mean the Stock Option and Compensation Committee of the Board of Directors of AMAT.

          5.   Article 4 is hereby amended in its entirety to read as follows:

               ARTICLE 4.  STOCK SUBJECT TO PLAN. AMAT has reserved such number
               ---------------------------------
     of Shares as are necessary to satisfy the Outstanding Options.

          6.   Article 5 is hereby amended in its entirety to read as follows:

               ARTICLE 5.  NO FURTHER AWARDS.  Effective March 29, 2000, except
               -----------------------------
     with respect to the Outstanding Options, the Plan is terminated. Accordingly, no further Options or other Awards shall be granted under the Plan. Optionees holding Outstanding Options may continue to exercise such Outstanding Options in accordance with their terms, subject to the terms and conditions of the Merger Agreement.

          7. Section 13 is hereby amended by changing its title to "Execution and Termination" and by adding the following sentence to the end thereto to read as follows:

          Except with respect to the Outstanding Options, the Plan shall terminate effective as of March 29, 2000.

     IN WITNESS WHEREOF, Etec Systems, Inc., by the officer identified below, who has been duly authorized by the Board of Directors of the Company, has executed this Amendment No. 1 on the date indicated below.

                                                   ETEC SYSTEMS, INC.

                                                   By:_______________________


                                                   Title:____________________

                                                   Date:_____________________